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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-37347 and 333-57500) pertaining to the 1997 Stock Incentive Plan, the Employee Stock Purchase Plan, International Employee Stock Purchase Plan, and EveryWare Replacement Option Plan of Pervasive Software Inc. of our report dated July 12, 2001, with respect to the consolidated financial statements and related financial statement schedule of Pervasive Software Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

                                                /s/ Ernst & Young LLP

Austin, Texas
September 24, 2001